Exhibit 5.1

GIBSON, DUNN & CRUTCHER LLP

LAWYERS

A REGISTERED LIMITED LIABILITY PARTNERSHIP

INCLUDING PROFESSIONAL CORPORATIONS

__________

1050 Connecticut Avenue, N.W., Washington, D.C. 20036-5306

(202) 955-8500

www.gibsondunn.com

April 5, 2007

(202) 955-8500	C 42376-00822
Direct Dial	Client Matter No.

(202) 530-9569

Fax No.

Intel Corporation

2200 Mission College Blvd.

Santa Clara, CA 95054-8119

Re:	Registration Statement on Form S-8 with respect to Intel Corporation's 401(k) Savings Plan and Sheltered Employee Retirement Plan Plus

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”), of Intel Corporation, a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities: (i) an aggregate of 25,000,000 shares of the Company’s Common Stock, par value $.001 per share, reserved for issuance under the Company’s 401(k) Savings Plan (the “401(k) Plan”); (ii) an indeterminate amount of beneficial interests in the 401(k) Plan; and (iii) $400,000,000 of unsecured obligations (the “Obligations”) of the Company to pay deferred compensation in the future in accordance with the Company’s Sheltered Employee Retirement Plan Plus (the “SERPLUS” and, together with the 401(k) Plan, the “Plans”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the Plans that would expand, modify or otherwise affect the

GIBSON, DUNN & CRUTCHER LLP

Intel Corporation

April 5, 2007

terms of the Plans or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that:

1.            The Common Stock being offered under the 401(k) Plan, when issued and sold in accordance with the terms of the 401(k) Plan, will be validly issued, fully paid and non-assessable.

2.            The Obligations being offered under the SERPLUS, when issued in accordance with the terms of the SERPLUS, will be valid and binding obligations of the Company, enforceable in accordance with their terms.

The opinion set forth in paragraph 2 above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We express no opinion regarding the effectiveness of any waiver (whether or not stated as such) contained in the Plans of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity or any provision in the Plans relating to indemnification, exculpation or contribution.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP